                                                                EXHIBIT 6.15

                                 SERACARE, INC.

                        REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "AGREEMENT") is made and entered into on September 4 , 1996, by and among SERACARE, INC., a Delaware corporation (the "COMPANY"), and those individuals and entities (the "PURCHASERS") purchasing units (the "UNITS"), each consisting of five-thousand shares (the "SHARES") of the Company's Common Stock, with $0.001 par value (the "COMMON STOCK"), and two-thousand five-hundred warrants to purchase one share of Common Stock exercisable at $2.75 (the "A WARRANTS" or "WARRANTS").

     In order to induce the Purchasers to enter into the Subscription Agreements, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Subscription Agreements. Capitalized terms used herein without definition shall have the meaning set forth in the Subscription Agreements.

The parties hereby agree as follows:

1.   DEFINITIONS.

          (a) "REGISTRABLE SECURITIES" means each of the following: (i) the shares of Common Stock included in the Units to be sold to the Purchasers pursuant to the Subscription Agreements, and (ii) the shares of Common Stock issued or issuable upon exercise of the Warrants, provided that Registrable Securities shall not include any shares which (x) can be publicly resold by the holders thereof without registration under the Securities Act of 1933, as amended (the "ACT") or the availability of an exemption thereunder, (y) which are currently registered under an effective registration statement, or (z) which have been sold to the public or in a private transaction in which the transferor's rights under this agreement are not assigned.

           (b) "RESTRICTED REGISTRABLE SECURITIES" means the Registrable Securities until (i) a registration statement covering such Registrable Securities has been declared effective and they have been disposed of pursuant to such effective registration statement, (ii) they are eligible for distribution to the public pursuant to Rule 144 (or any similar provision then in force) under the Act or (iii) they have been otherwise transferred and the Company has delivered new certificates or other evidences of ownership for them not subject to any stop transfer order or other restriction on transfer (including, without limitation, sale).

           (c) "HOLDER(S)" means (i) the Purchasers who are the record owners of Registrable Securities and/or Restricted Registrable Securities, as applicable; and/or (ii) the record owners of Registrable Securities and/or Restricted Registrable Securities, as applicable, to whom registration rights have been transferred in accordance with Section 10(c) below.

     2.   MANDATORY REGISTRATION

           (a) The Company will use its best efforts to file with the Securities and Exchange Commission (the "COMMISSION") and to cause to become effective no later than that date which is 270 days from the Final Closing(such day is referred to herein as the "EFFECTIVE DATE"), a registration statement (the "INITIAL REGISTRATION STATEMENT") under the Act for the offering and sale of the Restricted Registrable Securities, and, further, the Company shall use its best efforts to keep such Initial Registration Statement effective through the earliest of: (i) the expiration date of all the Warrants issued to the Holders, and (ii) the exercise in full of all Warrants by the Holders, and (iii) the redemption of all Warrants issued to the Holders by the Company, but in any event, with respect to the Shares, until such time as the Shares are no longer deemed Restricted Registrable Securities hereunder (the period during which the Initial Registration Statement remains effective is hereinafter referred to as the "Initial Registration Period.")

           (b) The Company further agrees, if necessary, to supplement or make amendments to the Initial Registration Statement and any prospectus contained therein, if required by the Initial Registration Statement form utilized by the Company or by the instructions applicable to such registration form or by the Act or the rules and regulations thereunder, and the Company agrees to furnish copies of such Initial Registration Statement, prospectus, supplement or amendment as soon as practicable after its being used and/or filed with the Commission to the security holders whose Restricted Registrable Securities are included in the Initial Registration Statement.

           (c) The Company will pay all Registration Expenses (as hereinafter defined) incurred in connection with the Company's registration obligations pursuant to this Section 2.

           (d) The Company agrees to take whatever actions are reasonably deemed necessary by First Equity Capital Securities, Inc. (the "PLACEMENT AGENT") in order to assist the Investors, First Equity, and their agents when selling securities of the Company in complying with Rule 15c6-1 of the Securities Exchange Act of 1934, as amended.

           (e) The Company will make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve months, commencing on the first day of the fiscal quarter next succeeding the effective date of each sale of any Restricted Registrable Securities pursuant to the Initial Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act.

           (f) The Company and the Purchasers acknowledge and agree that the rights of First Equity Capital Securities, Inc. (the "PLACEMENT AGENT") and any other dealers or registered representatives thereof chosen by the Placement Agent with the approval of the Company that are members of the National Association of Securities Dealers, Inc. (each, a "SELECTED DEALER" and collectively, the "SELECTED DEALERS"), under Section 3 of that certain Dealer Registration Rights Agreement dated the date hereof by and between the Company and the Placement Agent (the "DEALER REGISTRATION RIGHTS AGREEMENT"), include the right of the Placement Agent and/or any Selected Dealer to have added to and made a part of the Initial Registration Statement the number of shares of Common Stock of the Company (including those shares included in the Dealer Warrants and underlying the "Series B Warrants" as such term is defined in the Dealer Registration Rights Agreement) requested in writing by the Placement Agent and/or the Selected Dealers. The Placement Agent and each Selected Dealer shall each be direct third party beneficiaries of this Section 2 and the rights arising therefrom, and may enforce the provisions of this Agreement with respect to this Section 2 directly against the Company in any manner permitted by applicable law, as if the Placement Agent and each Selected Dealer were signatories hereto.

     3.   PIGGYBACK REGISTRATION

           (a) If, prior to the effectiveness of the Initial Registration Statement or at any time the Initial Registration Statement is not effective, any Registrable Securities continue to be Restricted Registrable Securities, each time that the Company shall propose the registration under the Act of any shares of Common Stock of the Company, other than a registration relating to employee benefit plans, or a corporate reorganization or other transactions under Rule 145, notice of such proposed registration stating the total number of shares proposed to be the subject of such registration shall be given to the Holders of Restricted Registrable Securities and Warrants, if any have not yet been exercised. The Company will use its best efforts to include in any registration statement filed with the Commission with regard to such proposed registration the number of Restricted Registrable Securities specified in writing by any such Holders to it within 20 days after receipt of said notice, provided that any Holders of any Warrant exercises such of his Warrants within 20 days after receipt of said notice as is necessary to have included in the registration statement the shares of Common Stock so specified by him. Any Holders who participates in the public offering pursuant to such registration statement shall be entitled to all the benefits of this Agreement in connection with any registration hereunder, except as otherwise provided in this Section 3. The right to registration provided in this Section is in addition to and not in lieu of the registration rights provided in Section 2 hereof.

           (b) All Registration Expenses, as hereinafter defined, in connection with the offering of securities of the Company pursuant to any registration statement filed pursuant to this Section 3, whether or not such registration statement becomes effective under the Act, shall be borne by the Company and the Holders, provided that the Holders of Restricted Registrable Securities then being registered shall pay (pro rata between or among the Holders thereof) to the Company only that portion of such Registration Expenses attributable to the inclusion in such registration statement of such Restricted Registrable Securities (i.e., the marginal amount). Such Holders shall pay all transfer taxes and out-of-pocket expenses incurred by them with respect to the registration and sale of the shares of Restricted Registrable Securities owned by them and included in such registration statement. Notwithstanding the foregoing, in the event the Company fails to file and cause to become effective, and/or thereafter maintain the effectiveness of, a registration statement for the Initial Registration Period as provided for in
Section 2 above, all Registration Expenses shall be borne by the Company.

           (c) Notwithstanding anything to the contrary in this Section 3, the Holders of the Restricted Registrable Securities and Warrants shall not be entitled to include in any registration statement filed pursuant to this
Section 3 Restricted Registrable Securities to the extent such inclusion would materially and adversely affect the proposed distribution of the Common Stock in respect of which registration was originally to be effected. The number of Restricted Registrable Securities to be included by each Holder shall be allocated in accordance with Section 3(e), below.

           (d) The piggyback registration rights provided in this Section 3 may be exercised by the Holders of Restricted Registrable Securities from time to time with respect to any or all registrations under the Act of Common Stock of the Company in accordance with the provisions of this Section 3.

           (e) In any circumstances in which all of the Restricted Registrable Securities requested to be included in a registration cannot be so included as a result of limitations on the aggregate number of shares of Restricted Registrable Securities that may be so included, the number of shares of Restricted Registrable Securities that may be so included shall be allocated among the Holders of Restricted Registrable Securities pro rata on the basis of the number of shares of Restricted Registrable Securities that would be held by such Holders, assuming exercise of the Warrants; provided, however, that if any Holder does not request inclusion of the maximum number of shares of Restricted Registrable Securities allocated to him pursuant to the above-described procedure, then the remaining portion of his allocation shall be reallocated among those requesting Holders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Restricted Registrable Securities which would be held by such Holders, assuming exercise, and this procedure shall be repeated until all of the shares of Restricted Registrable Securities which may be included in the registration have been so allocated. Such allocation shall not operate to reduce the aggregate number of Restricted Registrable Securities permitted to be included in such registration.

     4.   REGISTRATION PROCEDURES

     4.1 In connection with each registration provided for in Sections 2 or 3 hereof, the Company will as expeditiously as practicable:

           (a) furnish to each seller of Restricted Registrable Securities, the prospectus included in such registration statement and amendments thereto and such other documents as such seller may reasonably request in order to facilitate the disposition of the Restricted Registrable Securities owned by such seller;

           (b) use its best efforts to register or qualify the Restricted Registrable Securities included in any registration statement filed in accordance with Sections 2 or 3 hereof under such securities or blue sky laws of such jurisdictions as any such seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Restricted Registrable Securities owned by such seller; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (b), (ii) subject itself to taxation in any such jurisdiction by reason of such registration or qualification of any Restricted Registrable Securities, or (iii) consent to general service of process in any such jurisdiction;

           (c) use its best efforts to cause the Restricted Registrable Securities covered by any such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Restricted Registrable Securities;

           (d) notify each seller of such Restricted Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in any such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Restricted Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

           (e) use its best efforts to cause all such Restricted Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied;

          (f) make available for inspection by any seller of such Restricted Registrable Securities, any underwriter participating in any disposition pursuant to any such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such inspector in connection with such registration statement. All such records shall be deemed to be confidential and each seller shall cause the Inspectors to keep the information therein confidential and not disclose it to third parties unless
(i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Records is ordered pursuant to regulatory reporting requirements or a subpoena or other order from a court of competent jurisdiction or (iii) the filing of such Records as exhibits to such registration statement is required by the Commission's rules and regulations. Each seller of such Restricted Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records;

           (g) in the event the sale of such Restricted Registrable Securities is pursuant to an underwritten offering, use its best efforts to obtain a "comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "comfort" letters as the underwriters reasonably request; and

           (h) otherwise use its bast efforts to comply with all applicable rules and regulations of the Commission.

     4.2 The Company may require, as a condition to its obligations under this Agreement, that each seller of Restricted Registrable Securities registered pursuant to Sections 2 or 3 hereof furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

     4.3 Each seller of Restricted Registrable Securities registered pursuant to Sections 2 or 3 hereof agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.1(d) hereof, such seller will forthwith discontinue disposition of such Restricted Registrable Securities pursuant to the registration statement covering such securities until such seller's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.1(d) hereof, and, if so directed by the Company, such seller will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such seller's possession, of the prospectus covering such Restricted Registrable Securities that is current at the time of receipt of such notice.

     5.   REGISTRATION EXPENSES

          Registration Expenses shall be borne as set forth in Sections 2 and 3 hereof. Registration Expenses ("Registration Expenses") shall consist of all expenses incidental to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Restricted Registrable Securities), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of such securities on each securities exchange on which similar securities issued by the Company are then listed, and fees and disbursements of counsel for the Company and of its independent certified public accountants (including the expenses of any special audit or "comfort" letters required by or incident to such performance), securities acts liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with any registration of Restricted Registrable Securities.

     6.   INDEMNIFICATION: CONTRIBUTION

           (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify, to the full extent permitted by law, each seller of Restricted Registrable Securities, its officers and directors and each person who controls such seller (within the meaning of the Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made not misleading, and the Company will reimburse legal or other expenses reasonably incurred by such seller in investigating or defending any claims relating to or arising from such untrue statements or omissions, in all cases except insofar as such are caused by (i) statements or omissions made in reliance upon or contained in any information with respect to such seller furnished in writing to the Company by such seller expressly for use therein or (ii) such seller's failure to deliver a copy of the final prospectus as then amended or supplemented after the Company has furnished such seller with a sufficient number of copies of the same, but only if delivery of same is required by law and if same would have cured the defect giving rise to any such loss, claim, damage, liability or expense. Such indemnification shall be effective irrespective of any investigation by any seller.

           (b) INDEMNIFICATION BY SELLERS OF RESTRICTED REGISTRABLE SECURITIES. In connection with any registration statement relating to a sale of Restricted Registrable Securities, each seller thereof will furnish to the Company in writing such information and affidavits with respect to such seller as the Company reasonably requests for use in connection with any such registration statement (or prospectus contained therein) and will indemnify, to the extent permitted by law, the Company, its directors, its officers who sign the registration statement and each person who controls the Company (within the meaning of the Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in such registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein,

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in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with such written information or affidavits relating to such seller furnished to the Company by such seller expressly for use therein.

           (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and the indem-nifying party, shall permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the indemnified party with respect to such claim. The indemnifying party will not be subject to any liability for any settlement made without its consent. Failure of notice by a seller of Restricted Registrable Securities entitled to indemnification hereunder will not relieve the Company of its obligations under this Section 6 unless the Company is actually prejudiced thereby.

          (d)  CONTRIBUTION

                (i) If the indemnification provided for in this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute (on the basis of relative fault) to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses. The relative fault of such indemnifying and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to informa-tion supplied by, such indemnifying or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in

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Section 6(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding the provisions of this Section 6(5)(i), in no case shall any seller of Restricted Registrable Securities be liable or responsible for any amount in excess of the net proceeds received by such seller from the sale of the Restricted Registrable Securities of such seller which are included in any registration statement contemplated by this Agreement.

               (ii) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

              (iii) If indemnification is available under this Section 6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 6(a) and (b) without regard to the relative fault of said indemnifying party or indemnified party.

     7.   PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

           (a) No Holder of Restricted Registrable Securities may participate, pursuant to Section 3 hereof, in any underwritten offering of Common Stock of the Company, notice of which is given pursuant to Section 3 hereof, unless such owner (i) agrees to sell its Restricted Registrable Securities pursuant to the underwriting arrangements approved by the Company and its counsel and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

           (b) The Company shall have no obligation under Section 3 to the extent that any underwriter in connection with the registered public offering reasonably notifies the Company of its determination that the Restricted Registrable Securities or a portion thereof should be excluded therefrom. In the event that a portion is to be excluded, the number of Restricted Registrable Securities to be included by each Holder shall be allocated in accordance with Section 3(e), above.

     8.   RULE 144

          The Company covenants that it will timely file the reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and it will take such further action as any record owner of Restricted Registrable Securities may reasonably request, all to the extent required from time to time to enable such owner to sell Restricted Registrable Securities without registration under the Act within the limitation of the exemptions provided by
(a) Rule 144 under the Act, as such Rule may be amended from time to time, or
(b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any record owner of Restricted Registrable Securities, the Company will deliver to such owner a written statement as to whether it has complied with such requirements.

     9.   TERMINATION

          This Agreement shall terminate on the fifth anniversary of the final closing (as that term is defined in the Confidential Private Placement Memorandum dated June 1, 1996). The provisions of Section 6 hereof shall survive such termination.

     10.  MISCELLANEOUS

           (a) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in number of shares of Restricted Registrable Securities then outstanding affected by such amendment, modification, supplement, waiver or departure. Such amendment, modification or supplement, waiver or departure, if consented to in writing by such majority of Holders, shall thereby amend, modify or supplement, waive or act to consent to depart from, this Agreement on behalf of all Holders of Restricted Registrable Securities.

           (b) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing and be by hand-delivery or certified mail, return receipt requested:

                (i) if to a holder of Restricted Registrable Securities, at the most current address given by such holder to the Company in writing; and

               (ii) if to the Company, at its address set forth in Section 11 of the Placement Agency Agreement dated the date hereof by and between the Company and the Placement Agent. All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; four business days after being deposited in the mail, postage prepaid, if mailed.

           (c) SUCCESSORS AND ASSIGNS. Subject to the following sentence, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. The rights to cause the Company to register securities under Section 3 may be transferred or assigned only to a transferee or assignee of not less than 1,000 shares of Restricted Registerable Securities per transfer or assignment (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and the like), provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes in writing the obligations of such transferor under this agreement.

           (d) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

           (e) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

           (f) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OP THE STATE OR CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THAT STATE.

           (g) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Company and the Purchasers shall be en-forceable to the fullest-extent permitted by law.

           (h) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no representations, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              SERACARE, INC.

                              By:  /s/ Jerry L. Burdick
                                 --------------------------------------------
                                   Jerry K. Burdick
                                   Executive Vice President and
                                   Chief Financial Officer

                              PURCHASERS:

                              By:  /s/ Jerry L. Burdick
                                 --------------------------------------------
                              Title: Attorney-In-Fact

                          SCHEDULE OF SUBSCRIPTIONS
                                SERACARE, INC.
                    PRIVATE PLACEMENT DATED JUNE 1, 1996


NAME                                UNITS        $ AMOUNT            # OF SHARES          # of WARRANTS
----                                -----        --------            ----------          -------------
The Samuel and                       14        105,000.00              70,000               35,000
Mary Ann Anderson Trust                        Check $5,000 and Conversion of
63 Beacon Bay                                  $100,000 Loan
Newport Beach, CA. 92660



Darrell Atkin                         2        15,000.00               10,000                5,000
434 S. Rios Avenue                             Check
Solana Beach, CA. 92075
(619) 792-5010



IRA f/b/o Stanley S. Becker           6        45,000.00               30,000               15,000
DLJSC as Custodian                             Wire
c/o Westminster Securities
19 Rector Street
New York, N.Y. 10006
Att.: John O'Shea



IRA f/b/o Samuel E. Benjamin MD       5        37,500.00               25,000               12,500
DLJSC As Custodian Rollover Account            Wire
Retirement Accounts, 9th Floor
Pershing Division of
Donaldson, Lufkin & Jenrette
Securities Corp.
One Pershing Plaza
Jersey City, NJ. 07399
IRA Acc. #6E2-043895


Rachel R. Bensimon                   13        97,500.00               65,000               32,000
c/o Smith Barney                               Wire
Attn.: Gerald Malinow
767 Fifth Avenue
7th Floor
New York, N.Y. 10153
Acct. # 101-363-34-15-010



Michael Besen                         1        7,500.00                5,000                 2,500
c/o Smith Barney, Inc                          Wire
767 Fifth Avenue
7th Floor
New York, NY. 10153
Att. Jerry Malinow

                                       1

Stephen Besen                          1       7,500.00                5,000                2,500
7 Boulder Trail                                Check
Chappaqua, N.Y. 10514



Steven Glassman                        1       7,500.00                5,000                2,500
29 Steeplechase Dr.                            Wire
Marlboro, NJ. 07746
(908) 577-0898



James J. Hanosh, Jr.                    3      22,500.00              15,000                7,500
c/o Kalb Voorhis & Co.                         Check
Attn: Mark Criscitello
27 William Street
New York, N.Y. 10005
For Account of:
James J. Hanosh, Jr.
Account # 142-28680



William M. Hitchcock                    7      52,500.00              35,000               17,500
WH Newbolds                                    Wire
1500 Walnut Street
Philadelphia, PA. 19102
FAO William M. Hitchcock
Acct. A16-087-5702
DTC: 571



Herb Hoelscher                          7      52,500.00              35,000               17,500
c/o Thermo-King of Southern California         Check
6118 Alcoa Ave.
Los Angeles, CA. 90058
(213) 585-1271



Jack Malinow                            3      22,500.00              15,000                7,500
c/o Smith Barney
Att.: Gerald Malinow
767 5th Avenue, 7th Floor
New York, N.Y. 10153
Account # 101-82327-18-010



George L. Newport and                   1      7,500                   5,000                2,500
Lorene F. Newport                              Check
602 E. Madison
Athens, TN. 37303

Barry D. Plost                        14       105,000.00             70,000               35,000
10430 Wilshire Blvd., # 1103                   Loan Conversion
Los Angeles, CA. 90024
(310) 474-6514



Rena Plost                             3       22,500.00              15,000                7,500
10430 Wilshire Blvd. # 1103                    Loan Conversion
Los Angeles, CA. 90024
(310) 474-6514



James K. & Julie M. Strattman          5       37,500.00              25,000               12,500
2925 Via Pepita                                Check
Carlsbad, CA. 92009
(619) 942-9050



Stranco Investments, Ltd.             10       75,000.00              50,000               25,000
SHR Nominees, Ltd.                             Wire
Arawak Chambers
P.O. Box 173
Main Street
Roadtown
Tortola, British Virgin Islands



Robert A. Strattman and                6       45,000.00              30,000               15,000
Joan F. Strattman                              Check
6439 Johnson Rd.
Indianapolis, IN. 46220
(317) 849-4469



Vestcom, Ltd.                         10       75,000.00              50,000               25,000
SHR Nominees, Ltd.                             Wire
10 Rue De Bude
Geneva, Switzerland 1202



Mark J. Willey                         1       7,500.00                5,000               2,500
12984 Carmel Creek Rd., # 157                  Check
San Diego, CA. 92130
(619) 794-7823

                                    -----      -----------         ----------       -------------
                                     113       $847,500,00           565,000             282,500
                                    -----      -----------         ----------       -------------
                                    -----      -----------         ----------       -------------


                                       3